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                                  EXHIBIT 11
                          Lindsay Manufacturing Co.
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
       For the three months and nine months ended May 31, 1997 and 1996
               (Dollars in thousands except per share amounts)
                                 (Unaudited)
               ---------------------------------------------

COMPUTATION OF PRIMARY PER SHARE EARNINGS

                                                        Three Months Ended                           Nine Months Ended
                                                   ----------------------------                ----------------------------
                                                       May               May                       May             May
                                                       1997              1996                      1997            1996
                                                   ------------    ------------                ------------    ------------
1.  Weighted average shares outstanding........       9,493,816       9,679,721                   9,521,133       9,690,855
2.  Net additional shares outstanding assuming
       dilutive stock options exercised and
       proceeds used to purchase treasury stock         433,120         526,560                     507,631         466,248
                                                   ------------    ------------                ------------    ------------
3.  Average number of common and common
       equivalent shares outstanding...........       9,926,936      10,206,281                  10,028,764      10,157,103
                                                   ============    ============                ============    ============
4.  Net earnings for per share computation.....    $      6,053    $      5,719                $     16,958    $     14,010
                                                   ============    ============                ============    ============
5.  Net earnings per average common and common
       equivalent shares outstanding...........    $       0.61     $      0.56                $       1.69    $       1.38
                                                   ============    ============                ============    ============

COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS

                                                        Three Months Ended                           Nine Months Ended
                                                   ----------------------------                ----------------------------
                                                       May               May                       May             May
                                                       1997              1996                      1997            1996
                                                   ------------    ------------                ------------    ------------
1.  Weighted average shares outstanding........       9,493,816       9,679,721                   9,521,133       9,690,855
2.  Net additional shares outstanding assuming
       dilutive stock options exercised and
       proceeds used to purchase treasury stock         452,545         552,003                     514,106         552,003
                                                   ------------    ------------                ------------    ------------
3.  Average number of common and common
       equivalent shares outstanding...........       9,946,361      10,231,724                  10,035,239      10,242,858
                                                   ============    ============                ============    ============
4.  Net earnings for per share computation.....    $      6,053    $      5,719                $     16,958    $     14,010
                                                   ============    ============                ============    ============
5.  Net earnings per average common and common
       equivalent shares outstanding...........    $       0.61    $       0.56                $       1.69    $       1.37
                                                   ============    ============                ============    ============

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